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EXHIBIT 99.1


    TEXT OF CERTAIN MANAGEMENT REMARKS AT 2006 ANNUAL MEETING OF STOCKHOLDERS
                             HELD FEBRUARY 14, 2007

Cautionary Statement: At the outset, I would like to note that during the course of this meeting and any question and answer period afterwards, I, or other representatives of Emrise may make forward-looking statements regarding future events or the future financial performance of Emrise.

Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties, including assumptions about future events based on current expectations, planned business development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, marketing efforts, future business performance and outlook.

I refer you to Emrise's most recent filings with the Securities and
Exchange Commission, which contain and identify additional information covering factors that could cause the results to differ materially from those contained in our projections or forward-looking statements. . . .

Any subsequent comments I make regarding 2006 financial performance are subject to final audit. Except for partner review we have completed audits in Europe. We are in the process of auditing our U.S. operations and our Consolidated financial results. We expect to release full year audited results as part of our 10K filing for 2006 sometime just prior to the statutory requirement date of March 31, 2007.

2006 was a year of a great challenge for EMRISE Corporation and yet it was even more so a year of great accomplishments.

The challenge for us was to complete and pay for a costly and highly disruptive internal investigation and reaudit of 2003, 2004 and 2005 financials regarding the premature recognition in 2004 of approximately $224,000 of revenue. This problem occurred at one domestic subsidiary whose management has long since departed upon the subsidiary's final consolidation into what is now CXR Larus Corporation. The final cost to the Company of these reaudits and restatements was approximately $1,866,000. We are pleased that the audit did not uncover any other revenue recognition problems during the entire 3 year period and of equal importance the audit did not result in any additional adjustment. The cost of the audit together with other adjustments and discretionary engineering spending in 2006 to accelerate the introduction of an exciting new network timing product has as previously reported pushed us into a loss which will be increased by the last of the restatement costs of approximately $1 million and other adjustments in the fourth quarter of 2006. With the fourth quarter behind us the restatement matter is finally closed. We deeply regret breaking a long trend of historic profitability. However, we expect to return to better than historic profitability in 2007 and meet or exceed analysts projections.

We are of course now left to pay the bills for the final fourth quarter restatement cost which we are doing without undue financial stress as a result of our cash position. In fact, one of our major accomplishments in 2006 was to complete the year in spite of these costs with a healthy cash position of $3.9 million up from $2.7 million at the end of the third quarter.

As a result of our delayed SEC filings and the subsequent decline in our stock price we have been subject to delisting by NYSE Arca, Inc. But I am pleased to report that we have been notified that we are in full compliance with continued listing requirements. Further details were included in a press release that went out earlier this morning.

Several accomplishments in 2006 are helping to support an 18% planned increase in our revenue from approximately $46.5 million in 2006 to revenue in the mid $50 million range in 2007. In 2006 our revenue grew by 13% over 2005 but more significantly our backlog grew by 23% to approximately $26 million up from $22 million going into 2006. Virtually all of this backlog is expected to ship in 2007.



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Continued growth in backlog should be driven by 11 major new customers or new programs with existing customers achieved across all of our business units in 2006 for customers including Panasonic, Halliburton, BAE, ITT, Airbus and Thales among others. 2007 will benefit most, however, from the broader and deeper penetration achieved in 2006 into our largest primary growth market which is, electronic devices for new generation in-flight entertainment and communications systems. We have been awarded business in 2006 for the first time by the largest manufacturer in this market adding to the business we already enjoy with two other major suppliers. In addition to this in Cabin entertainment systems business, we have been selected to supply product for the cellular base station antennas that will soon provide cell telephone traffic on new aircraft, as well as, for fleet retrofits. Most importantly, because we are in the communication products business we have been selected and awarded business that not only incorporates our power supplies and RF devices, but now integrates GSM transceivers which add approximately 40% to the value of previous orders with only power supplies and RF devices. Unquestionably, this is our biggest near term growth driver in either of our two business segments.

In our communications products group we decided in 2006 to accelerate the completion of a new edge network timing and synchronization product by outsourcing engineering support services. This decision resulted in more that a half million dollars being expended in 2006 rather than as originally planned for 2007. But the new product introduction was pulled forward by almost a year. Since the cost of the restatement was already greatly impacting our 2006 P&L and since we had the cash, we believe it was a prudent marketing decision. Our existing timing product was not gaining business for us for edge network applications where we have our best opportunities. However, the new TiemPo 6400 product which we only recently introduced is custom designed for edge network applications. The new product has impressive features, performance and cost advantages over the competition. We consider this new product our second largest growth driver for 2007 and beyond.

In 2006 we achieved significant cost reductions in our communication products group. We also expect improved gross margins as a result of outsourcing production to Hitachi in the U.S. in early 2006 and more recently in Europe.

Our cash position in 2006 again allowed us to continue to invest in our plant and equipment infrastructure to support our growth and expand our capability with new clean rooms in the U.S. and Europe, new automatic optical production inspection equipment and new three dimensional design and high tolerance computer driven machine tooling especially to support our new Low Profile rotary switches for which we have only recently received a patent and have two patents pending. For the first time in 2007, our largest switch production value for a single customer will be for BAE for Low Profile rotary switches for a mission critical naval missile launch system. This success followed Air Bus's selection and qualification of our rotary switches for an application on the new Air Bus A380 super jumbo jet. This initial critical Air Bus application opened the door for our new patented technology with eight other new customers or new programs with existing customers for 2007. With the base patent now awarded for our rotary switches, we are prospecting for private label and licensing arrangements for higher volume markets such as medical, portable instrumentation and very high volume consumer applications.

We believe our many accomplishments in 2006 have set us on a path to return to profitability in 2007. From my comments, I hope you will agree that we did not let the restatement effort or cost slow our progress in 2006. We were very fortunate to have both cash and a Board of Directors audit committee, legal counsel and management talent, determination and dedication to cope with the challenge we faced.

With 2006 and its problem at last behind us, we are free from the self imposed restrictive shareholder outreach program we followed in 2006. With the help of our newly appointed investment relations advisors Hill & Knowlton we have planned a much expanded investor outreach program. We have presented EMRISE at the Needham Growth conference in New York, we will present at the Roth Capital conference next week in Southern California and we plan to present at the Miami Value Rich conference in March and we have other conferences being planned for throughout the year.

I will close our prepared comments now by extending the thanks of the Board of Directors and Executive management of EMRISE to all our shareholders who persevered with us through the difficult times of 2006 and we look forward to the better prospects we believe we have for 2007 and beyond.